Exhibit 99.1

Trilogy Metals Reports High Grade Drilling Results at the Bornite Project

VANCOUVER, Oct. 28, 2019 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or the "Company") is pleased to announce the second and final set of assay results from this summer's exploration diamond drilling program at the Bornite Project, which is part of the Company's Upper Kobuk Mineral Projects ("UKMP") located in the Ambler mining district of Northwest Alaska.  All amounts are in USD.

The six Bornite drill holes reported below comprise approximately 4,596 meters from the 7,610-meter drill campaign which was completed in September. The results from the first four holes at Bornite were announced on September 10, 2019. Three of the six drill holes contain significant copper mineralization and were designed as infill holes to the 300 to 400-meter step-out holes completed in 2017 and 2018. Whereas, the other three holes are step out exploration holes.

Drilling Highlights – Bornite Project

At a cutoff grade of 0.5% copper the most recent drill results from the Bornite Project are as follows:

  RC19-0264 intersected 20 mineralized intervals including:
    78.9 metres averaging 2.35% copper;
    44.7 metres averaging 1.29% copper;
    48.1 metres averaging 1.13% copper; and
    15.5 metres averaging 3.24% copper.
  RC19-0265 intersected 11 mineralized intervals including:
    16.3 metres averaging 2.93% copper;
    24.3 metres averaging 1.52% copper; and
    12. 4 metres averaging 1.95% copper.
  RC19-260 intersected eight mineralized intervals including:
    8.1 metres averaging 1.75% copper.
  The remaining three holes (RC19-0262, RC19-0263 and RC19-0266), which are exploration holes, did not encounter any significant mineralization.

At a higher cutoff grade of 1.5% copper, the most recent drill results from the Bornite Project are as follows:

  RC19-0264 intersected 18 mineralized intervals including:
    22.8 metres averaging 2.86% copper;
    5.1 metres averaging 11.01% copper;
    7.2 metres averaging 5.98% copper;
    13.0 metres averaging 1.92% copper; and
    6.7 metres averaging 2.14% copper.
  RC19-0265 intersected 10 mineralized intervals including:
    8.7 metres averaging 4.58% copper;
    12.4 metres averaging 2.01% copper; and
    8.9 metres averaging 2.38% copper.

James Gowans, Interim President and CEO of Trilogy Metals commented, "One of the factors that drew me to become involved with the Company is the fact that the Bornite Project is one of the highest-grade copper projects in the world. As an engineer, who had constructed high-quality mines throughout the world, the Bornite Project has many affinities to some of the world class assets that I have worked on, specifically the size and grade. I look forward to advancing this project, which nicely complements our other high-grade project at Arctic."

The 2019 drilling budget of $9.2 million for Bornite was funded entirely by South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32"), which funding represents the third and final payment under the Company's option agreement (as amended, the "Option Agreement") with South32 and maintains the Option Agreement in good standing.

This year's program at Bornite was comprised of 10 drill holes totaling approximately 7,610 metres through a combination of infill and expansion drill holes in and around the known resource. The first set of results from four drill holes was released on September 10, 2019 (https://trilogymetals.com/news/2019/trilogy-metals-reports-drilling-results-from-newly-discovered-zone-at-the-sunshine-prospect-and-drilling-results-at-the-bornite-project).

RC19-0262, RC19-0263 and RC19-0266 were all exploration holes designed to test targets identified by various geophysical methods away from the existing resource.  RC19-0262 was designed to test the far east side of the deposit following up on a district-wide Versatile Time Domain Electromagnetic ("VTEM") anomaly identified during the spring 2019 VTEM/Z – Axis Tipper Electromagnetic ("ZTEM") survey; RC19-0263, on the far west side of the deposit was testing a gravity anomaly identified during the 2017 field program; and RC19-0266 was testing the south-end of the South Reef mineralization where copper mineralization (azurite, malachite) is observed at the surface of Iron Mountain.

On September 1, 2019, Trilogy Metals completed its summer exploration drilling program at Bornite and Sunshine and geotechnical activities at its Arctic Project. Additional drill results from the Arctic Project and the Sunshine prospect are anticipated to be released over the next few weeks as they become available.

Results for Bornite are presented in Table 1 at a cutoff grade of 0.5% copper to be comparable with previous drill results released by the Company.  All but hole RC19-0264 were drilled normal to stratigraphy and therefore the intercepts can be considered to be true widths. Hole RC19-0264 was drilled at a northeast azimuth to intersect a moderately southwest dipping mineralized carbonate vein set identified in previous oriented drill holes and is oblique to the main stratigraphically controlled mineralization. Results at a more selective higher-grade cutoff of 1.5% copper are also presented in Table 2 to show locally higher-grade intervals.  Table 3 shows drill hole locations.  Figure 1 shows the location of the drill holes on a plan map and Figure 2 shows a cross-section through drill hole RC19-0264 and Figure 3 shows a cross-section through drill hole RC19-0265.

Table 1 - 0.5% Cu cut-off with maximum 3 m internal waste – Minimum 1.5 m interval

Hole	From (m)	To (m)	Length (m)	Cu (%)	Co (%)
RC19-0260	652.05	655.77	3.72	0.62	0.010
	664.59	672.69	8.1	1.75	0.010
	814.12	815.69	1.57	0.82	0.001
	856.66	858.62	1.96	0.55	0.014
	864.29	865.93	1.64	0.69	0.013
	869.3	871.54	2.24	0.72	0.019
	899.23	900.85	1.62	0.62	0.004
	907.59	911.83	4.24	1.37	0.015
RC19-0262	No Significant Mineralization
RC19-0263	No Significant Mineralization
RC19-0264	228.98	231.35	2.37	0.75	0.001
	383.4	391.68	8.28	0.73	0.020
	394.92	410.83	15.91	0.53	0.015
	420.02	468.13	48.11	1.13	0.020
	471.88	516.61	44.73	1.29	0.015
	522.41	530.35	7.94	0.81	0.011
	533.4	543.71	10.31	0.89	0.008
	549.16	595.1	45.94	0.81	0.008
	600.04	603.5	3.46	0.54	0.029
	610.88	629.61	18.73	0.59	0.008
	640.25	643.81	3.56	0.70	0.010
	648	653.64	5.64	0.46	0.013
	660.04	676.3	16.26	0.93	0.010
	680.95	694.18	13.23	1.06	0.016
	718.73	797.66	78.93	2.35	0.017
	801.32	816.82	15.5	3.24	0.028
	827.4	835.37	7.97	0.73	0.007
	841.56	845.82	4.26	0.63	0.015
	864.41	865.93	1.52	0.76	0.009
	923.54	927.21	3.67	0.73	0.012
RC19-0265	520.6	523.34	2.74	2.82	0.030
	534.51	542.37	7.86	1.59	0.004
	560.53	572.92	12.39	1.95	0.015
	576.8	580.83	4.03	2.54	0.014
	594.8	611.09	16.29	2.93	0.078
	628.19	629.88	1.69	0.72	0.005
	633.68	657.93	24.25	1.52	0.010
	667.67	678.14	10.47	0.99	0.007
	682.14	687.45	5.31	1.85	0.007
	696.83	698.69	1.86	2.44	0.002
RC19-0266	No Significant Mineralization

Table 2 - 1.5% Cu cut-off with maximum 3 m internal waste – Minimum 1.5 m interval

Hole	From (m)	To (m)	Length (m)	Cu (%)	Co (%)
RC19-0260	665.78	668.73	2.95	3.08	0.019
RC19-0262	No Significant Mineralization
RC19-0263	No Significant Mineralization
RC19-0264	436.79	449.76	12.97	1.92	0.036
	475.29	477.29	2.00	1.75	0.018
	480.43	485.87	5.44	1.97	0.008
	488.9	495.58	6.68	2.14	0.007
	528.61	530.35	1.74	1.55	0.009
	537	538.83	1.83	1.66	0.007
	559.76	561.82	2.06	2.22	0.010
	661.77	663.58	1.81	1.59	0.014
	685.95	687.63	1.68	1.83	0.018
	722.58	727.99	5.41	2.44	0.021
	731.52	733.45	1.93	2.23	0.008
	740.7	745.24	4.54	2.29	0.015
	752.86	775.68	22.82	2.86	0.032
	781.87	786.99	5.12	11.01	0.006
RC19-0264	801.32	802.95	1.63	1.62	0.005
	809.63	816.82	7.19	5.98	0.055
RC19-0265	520.6	522.27	1.67	3.71	0.041
	536.06	537.07	1.01	9.06	0.004
	564.03	572.92	8.89	2.38	0.018
	578.51	580.83	2.32	3.61	0.021
	598.6	607.32	8.72	4.58	0.139
	635.51	637.49	1.98	2.51	0.020
	645.57	657.93	12.36	2.01	0.013
	671.82	673	1.18	2.68	0.001
	684.03	687.45	3.42	2.41	0.005
	696.83	698.69	1.86	2.44	0.002
RC19-0266	No Significant Mineralization

Table 3 – Bornite Drill Hole Locations

Hole	East (m)	North (m)	Elevation (m)	Azimuth	Dip	Length
RC19-0260	590464	7440760	319	206	-77	947
RC19-0262	591218	7439500	435	206	-77	915
RC19-0263	588910	7440860	211	206	-80	738
RC19-0264	589837	7440408	246	34	-65	960
RC19-0265	590631	7440377	292	206	-75	748
RC19-0266	589256	7438650	508	220	-70	288

Mineralization within the Bornite deposit occurs as a series of "Reefs" hosted by both the Upper and Lower Bornite Carbonate sequences separated by generally unmineralized phyllite units. The Cu-Co mineralization at Bornite occurs in three distinct carbonate zones, the Upper Reef, the Lower Reef and the South Reef.  All three zones were drill tested this year.

Mineralization is typically observed as breccia matrix replacement and is generally dominated by chalcopyrite and sometimes by bornite with chalcocite – particularly in the higher-grade zones.  Mineralization can also be observed as vein and replacement zones containing chalcopyrite and calcite/dolomite gangue.  These styles of mineralization were observed in all holes mentioned in this press release.

Figure 1 - Map Showing Location of 2019 Drilling Program at Bornite (CNW Group/Trilogy Metals Inc.)

QA/QC Program Bornite

The drill program, sampling protocol, and data verification were managed by qualified persons employed by the Company. Diamond drill holes were typically collared at PQ (internal diameter of 85 millimeters) and reduced to HQ (internal diameter of 63.5 millimeters) during the drilling process. Samples were collected using a 0.2-metre minimum length, a 2.5-metre maximum length and a 1.9-metre average sample length. Drill core recovery averaged 93% for Bornite drill core. Three quality control samples (one blank, one certified standard and one duplicate) were inserted into each batch of 20 samples. The drill core was sawn, with half sent to ALS Minerals in Fairbanks for sample preparation and the sample pulps forwarded to ALS's North Vancouver facility for analysis. ALS Minerals is an independent company certified as ISO 9001:2008 and accredited to ISO / IEC 17025:2005 from the Standards Council of Canada. The assay results for the primary and quality control samples were reviewed by an independent database manager and passed with good inferred quality.  The Company will submit 5% of the assay intervals from prospective lithologies to an independent check assay lab.

Figure 2 – Cross Section of Bornite Drilling Showing RC19-0264 Results (CNW Group/Trilogy Metals Inc.)

Figure 3 – Cross Section of Bornite Drilling Showing RC19-0265 Results (CNW Group/Trilogy Metals Inc.)

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the scientific and technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the results of drilling activity and the advancement of the Bornite project, are forward-looking statements. The assay results disclosed in this press release should not be considered representative of other drilling results for the 2019 drilling campaign. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

SOURCE Trilogy Metals Inc.

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For further information: Company Contact: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 28-OCT-19